UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2004

Nektar Therapeutics

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-23556	94-3134940
(Commission File No.)	(IRS Employer Identification No.)

150 Industrial Road

San Carlos, CA 94070

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (650) 631-3100

Item 9.  Regulation FD Disclosure.

On January 22, 2004, Nektar Therapeutics (the “Company”) and certain holders of the Company’s outstanding 3.5% Convertible Subordinated Notes due October 2007 (the “3.5% Notes”) completed an exchange and cancellation of $9,000,000 in aggregate principal amount of the 3.5% Notes held by such holders, for the issuance of an aggregate of 575,605 shares of the Company’s common stock, par value $0.0001 per share, by the Company to such holders in a privately negotiated transaction.  The shares of common stock issued are exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), pursuant to an exemption under Section 3(a)(9) of the 1933 Act.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

Dated: January 22, 2004	By:	/s/ Ajit S. Gill
Ajit S. Gill
President, Chief Executive Officer and Director